UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 2, 2021
Blonder Tongue Laboratories, Inc. (Exact Name of registrant as specified in its charter)
Delaware (State or other jurisdiction of incorporation)	1-14120 (Commission File Number)	52-1611421 (I.R.S. Employer Identification No.)
One Jake Brown Road, Old Bridge, New Jersey 08857 (Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (732) 679-4000
Not Applicable (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $.001	BDR	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item	3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On April 2, 2021, Blonder Tongue Laboratories, Inc. (the “Company”) received written notification (the “April 2021 Notice”) from NYSE American LLC (“NYSE American”) that the Company is not in compliance with the continued listing standard set forth in Section 1003(a)(i) of the NYSE American Company Guide (the “Company Guide”). That section applies if the reported stockholders’ equity of the listed company is less than $2 million and the listed company has reported losses from continuing operations and/or net losses in two of its three most recent fiscal years. The April 2021 Notice indicated that the Company reported stockholders’ equity of $1,237,000 as of December 31, 2020 and reported losses from continuing operations and/or net losses in each of its five most recent fiscal years ended December 31, 2020, resulting in the Company failing to comply with this continued listing standard. As a result, the Company is subject to the procedures and requirements of Section 1009 of the Company Guide, in respect of which the Company first became subject in connection with the June 2020 Notice described below.

As previously reported, on June 10, 2020 the Company received written notification (the “June 2020 Notice”) from NYSE American that the Company is not in compliance with the continued listing standard under Section 1003(a)(iii) of the Company Guide, which requires a listed company to have stockholders’ equity of at least $6 million if it has reported losses from continuing operations and/or net losses in its five most recent fiscal years. The June 2020 Notice indicated that the Company reported stockholders’ equity of $5.4 million as of March 31, 2020 and reported losses from continuing operations and/or net losses in each of its five most recent fiscal years ended December 31, 2019, resulting in the Company failing to comply with that continued listing standard. In response to the June 2020 Notice, the Company submitted a plan to regain compliance and on August 27, 2020, the Company received notice that its plan had been accepted and that the Company had been granted a plan period through December 10, 2021 to regain compliance with Section 1003(a)(iii) of the Company Guide. Also as previously reported, on December 9, 2020, the Company received an additional written notification (the “December 2020 Notice”) from NYSE American that the Company is not in compliance with the continued listing standard set forth in Section 1003(a)(ii) of the Company Guide, which requires a listed company to have stockholders’ equity of at least $4 million if it has reported losses from continuing operations and/or net losses in three of its four most recent fiscal years. The December 2020 Notice indicated that the Company reported stockholders’ equity of $2,614,000 as of September 30, 2020 and reported losses from continuing operations and/or net losses in each of its five most recent fiscal years ended December 31, 2019, resulting in the Company failing to comply with that continued listing standard. That compliance failure also resulted in the Company becoming subject to the procedures and requirements of Section 1009 of the Company Guide. The December 10, 2021 deadline for the Company to regain compliance with the listing standards applies to the noncompliance noted in the June 2020 Notice, the December 2020 Notice and the April 2021 Notice. As a result, the Company must be in compliance with Section 1003(a)(i), Section 1003(a)(ii) and Section 1003(a)(iii) by that deadline.

During the plan period the Company will be subject to periodic review by NYSE Regulation staff, including quarterly monitoring, to determine if the Company is making progress consistent with the plan. If the Company is not in compliance with the continued listing standards by December 10, 2021, or if NYSE Regulation determines that the Company is not making sufficient progress consistent with the plan, delisting proceedings will be instituted against the Company, as appropriate.

As disclosed in the Company's filings with the Securities and Exchange Commission, due largely to the continuing effects of the COVID-19 pandemic, the Company has not met certain elements of the near-term milestones included as part of its plan to regain compliance with the listing standards. It is possible that NYSE Regulation will determine that the Company is not making sufficient progress consistent with its compliance plan and, as a result, may initiate delisting proceedings. The Company has provided and will continue to provide NYSE American with information regarding its compliance plan. The Company cannot provide assurance that it will make sufficient progress to regain compliance with the listing standards by December 10, 2021, that the Company's updated compliance plan will be accepted without additional conditions being imposed, or at all, or that delisting proceedings may not be instituted based on the Company not meeting certain elements of its original compliance plan or any future failure to meet its updated compliance plan. If delisting proceedings are instituted, the Company would have the right to appeal any delisting determination.

A copy of the Company’s press release dated April 7, 2021 regarding the April 2021 Notice from NYSE American is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 8.01 Other Events.

Recent Developments – Employee Retention Tax Credit

The Company currently anticipates receiving a payroll tax credit through the Employee Retention Tax Credit (“ERTC”) for the first quarter of 2021. The ERTC was initially established as part of the Coronavirus Aid, Relief and Economic Security Act (“CARES Act”) of 2020 and subsequently amended by the Consolidated Appropriation Act (“CAA”) of 2021 and the American Rescue Plan Act (“ARPA”) of 2021. The CAA and ARPA amendments to the ERTC program provide eligible employers with a tax credit in an amount equal to 70% of qualified wages (including certain health care expenses) that eligible employers pay their employees after January 1, 2021 through December 31, 2021. The maximum amount of qualified wages taken into account with respect to each employee for each calendar quarter is $10,000 so that the maximum credit that an eligible employer may claim for qualified wages paid to any employee is $7,000 per quarter. For purposes of the amended ERTC, an eligible employer is defined as having experienced a significant (20% or more) decline in gross receipts during each 2021 calendar quarter when compared with the same quarter in 2019. The credit is taken against the Company’s share of Social Security Tax when the Company’s payroll provider files the applicable quarterly tax filings on Form 941. The receipt of the tax credit is expected to improve the Company’s liquidity due to the effects of the credit. Although the Company currently anticipates receiving credits pursuant to the terms of the ERTC for each quarter of 2021, there can be no assurances that the Company will continue to meet the requirements subsequent to the first quarter of 2021 or that changes in the ERTC program, including changes in guidance provided by the IRS with respect to the implementation and operation of the ERTC program, will not be adopted that could reduce or eliminate the benefits the Company may receive.

Risk Factors

The Company is supplementing the risk factors previously disclosed in Item 1A of its Annual Report on Form 10-K for the year ended December 31, 2020 that the Company filed with the Securities and Exchange Commission on March 25, 2020 to update the risk factor relating to compliance with NYSE American listing standards.

We are subject to the continued listing requirements of the NYSE American. If we are unable to comply with such requirements, our common stock would be delisted from the NYSE American, which would limit investors’ ability to effect transactions in our common stock and subject us to additional trading restrictions.

Our common stock is currently listed on NYSE American. In order to maintain our listing, we must maintain certain share prices, financial and share distribution targets, including maintaining a minimum amount of stockholders’ equity and a minimum number of public shareholders. In addition to these objective standards, NYSE American may delist the securities of any issuer for other reasons involving the judgment of NYSE American. On June 10, 2020 we received written notification from NYSE American that we are not in compliance with the continued listing standard under Section 1003(a)(iii) of the NYSE American Company Guide (“Company Guide”), which requires a listed company to have stockholders’ equity of at least $6 million if it has reported losses from continuing operations and/or net losses in its five most recent fiscal years. In accordance with NYSE American requirements, we submitted a plan addressing how we intend to regain compliance with Section 1003(a)(iii) by December 10, 2021, the deadline for us to regain compliance.

On August 27, 2020, we received notice that our plan to regain compliance with Section 1003(a)(iii) of the Company Guide had been accepted and that we had been granted a plan period through December 10, 2021. As a result, the listing of our common stock on NYSE American is being continued during the plan period pursuant to an extension. However, during the plan period we will be subject to periodic review by NYSE Regulation staff, including quarterly monitoring, to determine if we are making progress consistent with the plan.

On December 9, 2020, we received an additional written notification from NYSE American that the we are not in compliance with the continued listing standard set forth in Section 1003(a)(ii) of the Company Guide, which requires a listed company to have stockholders’ equity of at least $4 million if it has reported losses from continuing operations and/or net losses in three of its four most recent fiscal years.

On April 2, 2021, we received an additional written notification from NYSE American that we are not in compliance with the continued listing standard set forth in Section 1003(a)(i) of the Company Guide, which requires a listed company to have stockholders’ equity of at least $2 million if it has reported losses from continuing operations and/or net losses in two of its three most recent fiscal years.

If we are not in compliance with all of these continued listing standards by December 10, 2021, or if NYSE Regulation determines that we are not making sufficient progress consistent with our plan, delisting proceedings will be instituted against us, as appropriate.

Due largely to the continuing effects of the COVID-19 pandemic, we did not meet certain elements of the near-term milestones we had included as part of the compliance plan we submitted to the NYSE American. As a result, it is possible that NYSE Regulation will determine that we are not making sufficient progress consistent with our plan and may request that we submit a revised plan or may initiate delisting proceedings against us. We cannot assure you that we will make sufficient progress to regain compliance with these listing standards by December 10, 2021 under our initial plan or any revision we make to such plan or that NYSE Regulation will accept any revisions we propose to make to our initial plan, or that delisting proceedings may not be instituted against us based on our not meeting certain elements of the near-term milestones we had included as part of the compliance plan we submitted. If delisting proceedings are instituted against us, we would have the right to appeal any delisting determination.

If NYSE American delists our common stock from trading on the exchange and we are not able to list our securities on another national securities exchange, we expect our common stock would qualify to be quoted on an over-the-counter market. If this were to occur, we could experience a number of adverse consequences, including:

•	limited availability of market quotations for the common stock;
•	reduced liquidity for our securities;
•	our common stock being categorized as a “penny stock,” which requires brokers trading in our common stock to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for our common stock; and
•	decreased ability to issue additional securities or obtain additional financing in the future.

In addition, the National Securities Markets Improvement Act of 1996 generally preempts the states from regulating the sale of “covered securities.” Our common stock qualifies as “covered securities” because the shares of common stock are listed on NYSE American. If our common stock were no longer listed on NYSE American, our securities would not be “covered securities” and we would be subject to regulation in each state in which we offer our securities.

Item 9.01 Financial Statements and Exhibits.

(d)       Exhibits. The following exhibit is filed herewith:

Exhibit No.	Description
99.1	Press Release dated April 7, 2021.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLONDER TONGUE LABORATORIES, INC.
By:	/s/ Eric Skolnik
Eric Skolnik
Senior Vice President and Chief Financial Officer

Date: April 7, 2021

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